Exhibit 10.11
FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 22, 2020, but effective for all purposes as of June 29, 2020 (the “Fourth Amendment Effective Date”), between TWFG HOLDING COMPANY, LLC, a Texas limited liability company (the “Borrower”) and successor by conversion to RFB Interests, Inc., a Texas corporation, and BBVA USA, an Alabama banking corporation, formerly known as Compass Bank (“Lender”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
A.    Borrower and Lender are party to that certain Second Amended and Restated Credit Agreement dated as of June 5, 2017 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
B.    Borrower and Lender have agreed to amend certain provisions in the Credit Agreement, subject to the terms and conditions of this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
1.    Amendments to Credit Agreement.
(a)    Section 1.1 (Definitions and Terms) of the Credit Agreement is amended to add the following new defined term in its appropriate alphabetical order:
Applicable Floor Rate means a fixed annual rate equal to 3.00%.
(b)    Section 1.1 (Definitions and Terms) of the Credit Agreement is amended to amend and restate the following defined terms:
LIBOR Rate (and LIBOR) means as of any date of determination, the London Interbank Offered Rate, as determined by ICE Benchmark Administration Limited (or any successor or substitute therefor acceptable to Lender) for U.S. dollar deposits for a one-month period (the “Reference Period”), as obtained by Lender from Reuters, Bloomberg or another commercially available source as may be designated by Lender from time to time (the “Screen Rate”), as of the date that is two (2) Business Days before each Payment Date; provided that such rate (or any then-current Benchmark) may be adjusted from time to time in Lender’s sole discretion for then- applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If the Screen Rate is less than zero, it shall be deemed to be zero. The Screen Rate shall be re-set effective as of each Payment Date but shall initially be determined as if the Closing Date were a Payment Date. As used herein, “Benchmark” means LIBOR or any Benchmark

Replacement (as defined below) that has become effective in accordance herewith, as applicable.
Revolving Credit Termination Date means the earlier of (a) June 29, 2021, or (b) the effective date that Lender’s Commitment to make Loans under the Revolving Credit Facility under this Agreement is otherwise canceled or terminated in accordance with Section 12 of this Agreement or otherwise.
(c)    Section 3.4 (Interest) of the Credit Agreement is amended and restated as follows:
“3.4 Interest. Except as otherwise provided in this Agreement, Loans under the Term Loan shall accrue interest at a rate per annum equal to the lesser of (a) 4.0%, and (b) the Maximum Rate. Except as otherwise provided in this Agreement, Loans under the Term Loan B shall accrue interest at a rate per annual equal to the lesser of (a) the sum of the LIBOR Rate plus the Applicable Margin, and (b) the Maximum Rate. Except as otherwise provided in this Agreement, Loans under the Revolving Credit Facility shall accrue interest at a rate per annum equal to the higher of (a) the sum of the LIBOR Rate plus the Applicable Margin, and (b) the Applicable Floor Rate; provided that, such interest rate shall not exceed the Maximum Rate. Each change in the LIBOR Rate or the Maximum Rate is effective has of the date of such change without notice to Borrower or any other Person.”
(d)    Section 4 of the Credit Agreement is amended to delete “INTENTIONALLY OMITTED” and to replace such Section in its entirety as follows:
“SECTION 4. LIBOR AND RELATED MATTERS.
4.1    Notification and Limitation of Liability - LIBOR and Related Matters. LIBOR is derived from the London Interbank Offered Rate, which is currently administered by ICE Benchmark Administration Limited (“IBA”). The U.K. Financial Conduct Authority announced in July 2017 that, after December 31, 2021, it would no longer persuade or compel contributing banks to make rate submissions to IBA. As a result, it is possible that LIBOR may no longer be available after such date or may no longer be deemed an appropriate reference rate upon which to determine the interest rate. The provisions below permit Lender to determine an alternative rate of interest in the event that LIBOR (or any then-current Benchmark) is no longer available or in other specified circumstances, and to make changes to give effect to any Benchmark Replacement. Neither Lender nor any affiliate of Lender warrants or accepts any responsibility for, or will have any liability with respect to (i) the administration or submission of, or any other matter related to, LIBOR (or any component thereof) or any Benchmark Replacement (or any component thereof), including, without limitation, whether any Benchmark Replacement, as it may or may not be adjusted hereunder, will have the same value as, or be economically equivalent to, LIBOR or any other Benchmark that is replaced or (ii) the effect, implementation or composition of any Conforming Changes as defined below.

4.2    Benchmark Replacement. Notwithstanding anything to the contrary herein (including Section 13.6):
(a)    if Lender, in its sole discretion, determines as to LIBOR or any other then-current Benchmark at any time that for any reason:
(i)    such rate (or the related Screen Rate, if applicable) is not available or is no longer being published, or adequate and reasonable means otherwise do not exist for ascertaining such rate,
(ii)    such rate’s administrator or any relevant agency or authority (including such administrator’s regulatory supervisor or the U.S. Federal Reserve System) has announced that such rate will no longer be published, permanently or indefinitely (unless, at the time of such announcement, there is a successor administrator that will continue to provide such rate) (a “Termination Announcement”), or the regulatory supervisor of such rate’s administrator has announced that such rate is no longer representative,
(iii)    it has become impractical or unlawful for Lender to maintain the credit referenced herein based on such rate,
(iv)    such rate does not adequately and fairly reflect the effective cost to Lender of making or maintaining the credit referenced herein, or
(v)    single-lender or syndicated U.S. dollar loans are being documented or amended to use a substitute or replacement for such rate,
Lender may, in its sole discretion, substitute for such rate an alternative index rate (a “Benchmark Replacement”) (which may include, or to which Lender may add, a spread adjustment, which may be a positive or negative value or zero (a “Spread Adjustment”)), giving due consideration to any selection or recommendation of an alternative index rate and/or spread adjustment (or mechanism for determining such a rate and/or adjustment) by the Federal Reserve Board and/or the Federal Reserve Bank of New York (the “FRB/NYFRB”), or any committee officially endorsed or convened by the FRB/NYFRB, and/or any evolving or prevailing market conventions; provided that (A) if a condition arises under clause (a)(i) above, then if and for so long as Lender in its sole discretion determines that such condition is likely to be temporary, Lender may substitute for the relevant Benchmark a value or rate (which may include, or to which Lender may add, a Spread Adjustment) on a temporary basis without limiting its right to reinstate such Benchmark (or to substitute and implement a Benchmark Replacement) thereafter, and (B) a Benchmark Replacement based solely on a Termination Announcement will not take effect earlier than the 90th day before the expected date of the then-current Benchmark’s non-publication as of such announcement; and
(b)    in connection with the implementation of any Benchmark Replacement, Lender may in its sole discretion from time to time make any technical,

administrative or operational changes that it decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement, including any Spread Adjustment, which may include, among other things, changes affecting the calculation method, the Reference Period or the timing or frequency of determining rates and/or making payments, and/or incorporating any floor corresponding to any floor on or relating to the Benchmark that is being replaced (collectively, “Conforming Changes”); any amendments implementing such Conforming Changes will become effective without any further action or consent from Borrower or any other Company or Person.”
(e)    Section 13.6 (Amendments) of the Credit Agreement is amended and restated as follows:
“Section 13.6 Amendments. The Loan Documents may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Lender and Borrower; provided that, this Section 13.6 shall not be applicable to any amendment or modification in connection with any Benchmark Replacement or Conforming Changes pursuant to Section 4.”
2.    Conditions. This Amendment shall be effective on the Fourth Amendment Effective Date once each of the following have been executed and delivered to Lender, in form and substance satisfactory to Lender:
(a)    this Amendment executed by Borrower and Lender, together with the Guarantors’ Consent and Agreement executed by the Guarantors; and
(b)    such other documents as Lender may reasonably request.
3.    Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite limited liability company action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) after giving effect to this Amendment, it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.
4.    Scope of Amendment; Reaffirmation; RELEASE. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). AS A MATERIAL PART OF THE CONSIDERATION FOR LENDER ENTERING INTO THIS AMENDMENT, BORROWER HEREBY RELEASES AND FOREVER DISCHARGES LENDER (AND ITS SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, CAUSES OF ACTION, OR LIABILITIES FOR ACTIONS OR OMISSIONS (WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER DIRECT OR INDIRECT) IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT, WHETHER OR NOT HERETOFORE ASSERTED, AND WHICH BORROWER MAY HAVE OR CLAIM TO HAVE AGAINST LENDER.
5.    Miscellaneous.
(a)    No Waiver of Defaults. Except as expressly set out above, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
(b)    Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.
(c)    Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
(d)    Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.
(e)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)    Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile or by portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender. Lender may also require that any such documents and signatures be confirmed by a manually- signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.
(g)    Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.
(h)    Entirety. The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrower, and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.
[Signatures appear on the following pages.]

The Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER:

TWFG HOLDING COMPANY, LLC,
a Texas limited liability company

By:	/s/ Richard F. Bunch, III
Richard F. Bunch, III
President
Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement

LENDER:

BBVA USA,
an Alabama banking corporation

By:	/s/ Cindy Young
Cindy Young
Senior Vice President

Signature Page to Fourth Amendment to Second Amended and Restated Credit Agreement